As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	84-0796160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

165 South Union, Suite 565 Lakewood, CO	80228
(Address of Principal Executive Offices)	(Zip Code)

US GOLD EQUITY INCENTIVE PLAN

(Full Title of Plan)

Copy to:
David J. Babiarz, Esq.
William F. Pass, Vice President and Chief Financial Officer	Jessica M. Browne, Esq.
US Gold Corporation	Dufford & Brown, P.C.
165 South Union, Suite 565	1700 Broadway, Suite 2100
Lakewood, CO 80228	Denver, Colorado 80290-2100
(303) 238-1438	(303) 861-8013

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to public:

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum amount to be registered(1)	Proposed maximum offering price per unit (2)	Amount of aggregate offering price	Total registration fee
Common Stock, no par value	4,000,000	$6.01	$24,040,000	$738.03	(3)

(1)                               Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate amount of additional shares to prevent dilution in the event of stock splits or, stock dividends or similar events.

(2)                               Calculated in accordance with Rule 457(c) and (h) of the regulations promulgated under the Securities Act.

(3)                               Pursuant to Rule 457(p), the registration fee is offset against the fees paid in connection with Registration No. 333-133228, which was previously withdrawn.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the US Gold Amended and Restated Stock Option and Stock Grant Plan (the “Plan”) is effective.  On October 19, 2006, the Board of Directors of US Gold Corporation (the “Company”) approved an amended and restated version of the Plan, now titled the US Gold Corporation Equity Incentive Plan (the “Incentive Plan”), to, among other things, increase the maximum number of shares of common stock that may be issued pursuant to the Incentive Plan.  The Incentive Plan was approved at the Company’s annual meeting of shareholders on November 30, 2006.  This registration statement covers the additional 4,000,000 shares that may be issued under the Incentive Plan.  In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 (File Nos. 333-36600 and 333-112269) filed by the Company with the Securities and Exchange Commission (“SEC”) on May 9, 2000 and on January 28, 2004, respectively, as amended on October 6, 2005 and October 24, 2006.

PART I

The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be and are not filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item. 3.  Incorporation of Documents by Reference

The following documents filed by us with the SEC (File Number 001-33190) and all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents:

1.                                       Our Annual Report on Form 10-KSB for the year ended December 31, 2006;

2.                                       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

3.                                       Our Current Reports on Form 8-K dated January 19, 2007, February 12, 2007, March 13, 2007, March 14, 2007, March 16, 2007, March 22, 2007, March 26, 2007, April 10, 2007, April 30, 2007 and July 3, 2007; and

4.                                       The description of our capital stock contained in the registration statement on Form S-3 (Registration Statement No. 333-144410) filed with the SEC on July 6, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Expert and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, any of our directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us.  We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.

Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

The Colorado Business Corporation Act (“CBCA”) allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard.  Indemnification is limited to reasonable expenses.

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA.  Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

•                  any breach of the duty of loyalty to us or our stockholders;

•                  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•                  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

•                  violations of certain laws; or

•                  any transaction from which the director derives an improper personal benefit.

Liability under federal securities law is not limited by our Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Number	Description of Exhibits

5.1	Opinion of Dufford & Brown, P.C. with respect to the legality of the common stock registered hereby.

10.1	US Gold Corporation Equity Incentive Plan (included as Annex A to the Company’s Schedule 14A filed with the SEC on October 30, 2006 and incorporated herein by reference).

23.1	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1).

23.2	Consent of Stark Winter Schenkein & Co., LLP.

23.3	Consent of Micon International Limited.

24.	Power of attorney (included on the signature page).

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                                To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                                          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                  If the registrant is relying on Rule 430B:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                               If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, and State of Colorado, on this 13th day of July, 2007.

US GOLD CORPORATION

By:	/s/ William F. Pass
William F. Pass, Vice President Chief Financial
Officer and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of US Gold Corporation do hereby constitute and appoint William F. Pass to be our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Robert R. McEwen	Chief Executive Officer and Chairman	July 13, 2007
(Principal Executive Officer)
Robert R. McEwen

/s/ Ann S. Carpenter	President, Chief Operating Officer and	July 13, 2007
Director
Ann S. Carpenter

/s/ William F. Pass	Vice President, Chief Financial	July 13, 2007
Officer and Secretary (Principal
William F. Pass	Financial and Accounting Officer)

/s/ Michele L. Ashby	Director	July 13, 2007

Michele L. Ashby

/s/ Leanne M. Baker	Director	July 13, 2007

Leanne M. Baker

/s/ Declan J. Costelloe	Director	July 13, 2007

Declan J. Costelloe

/s/ Peter Bojtos	Director	July 13, 2007

Peter Bojtos

Index to Exhibits

Number	Description of Exhibits
5.1	Opinion of Dufford & Brown, P.C. with respect to the legality of the common stock registered hereby.

10.1	US Gold Corporation Equity Incentive Plan (included as Annex A to the Company’s Schedule 14A filed with the SEC on October 30, 2006 and incorporated herein by reference).

23.1	Consent of Dufford & Brown, P.C. (included in Exhibit 5.1).

23.2	Consent of Stark Winter Schenkein & Co., LLP.

23.3	Consent of Micon International Limited.

24.	Power of attorney (included on the signature page).